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                                 PUT AGREEMENT

     This PUT AGREEMENT (this "Agreement") is entered into as of June 6, 2000 by and between WATSON PHARMACEUTICALS, INC., a Nevada corporation (the "Purchaser"), and SOCIETE GENERALE (the "Lender").

                                  WITNESSETH:

     WHEREAS, Schein Pharmaceutical, Inc. (the "Borrower"), the Lender, the other lenders party thereto (together with the Lender, the "Senior Lenders") and The Chase Manhattan Bank, as administrative agent, collateral agent and issuing bank (the "Agent"), have entered into that certain Amended and Restated Credit Agreement, dated as of November 6, 1998, as amended by the First Amendment dated as of March 15, 2000 and the Second Amendment dated as of March 25, 2000 (collectively, as the same may be further amended, restated, modified or supplemented from time to time, the "Original Credit Agreement;" terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Original Credit Agreement);

     WHEREAS, the Lender has agreed to make certain advances of money and to extend certain financial accommodation to the Borrower in the aggregate principal amount of Forty Million Dollars ($40,000,000) (the "Class 2 Term Loans") as set forth in that certain Third Amendment and Waiver dated as of even date herewith among the Required Lenders, the Agent and the Borrower (the "Amendment" and together with the Original Credit Agreement, as the same may be further amended, restated, modified or supplemented from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined herein are used with the meanings ascribed to them in the Credit Agreement);

     WHEREAS, the Purchaser intends to acquire the Borrower and will derive substantial direct and indirect benefits from the Class 2 Terms Loans made by the Lender to the Borrower pursuant to the Amendment; and

     WHEREAS, the Lender has required as a condition, among others, to entering into the Amendment and making the Class 2 Term Loans, that the Purchaser enter into this Put Agreement.

     NOW, THEREFORE, in consideration of the above premises the Purchaser and Lender agree as follows:

     1. Exercise of Put. The Lender shall have the option during the period from and including September 1, 2000 to and excluding October 1, 2000 (the "Put Period") to require the Purchaser to purchase the Class 2 Term Loans (the "Put"), on the terms and conditions contained in the Assignment and Acceptance attached hereto and made a part hereof, by sending a written notice to the Purchaser to do so (the "Put Notice"). This Agreement and the Assignment and Acceptance, substantially in the form attached hereto, collectively referred to as the "Purchase Documents".

     2. Purchase. On the fifth Business Day immediately following the Purchaser's receipt of the Put Notice, the Purchaser shall purchase the Class 2 Term Loans by (i) paying to the Lender an amount equal to the outstanding principal amount of the Class 2 Term Loans together with all unpaid interest accrued thereon (the "Purchase Price") in immediately available funds and (ii) executing and delivering to the Lender the Assignment and Acceptance, substantially in the form attached hereto.

     3. Purchaser's Representations. The Purchaser hereby represents and warrants to Lender and agrees as follows:

          (a) Corporate Existence. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

          (b) Authorization. All necessary corporate action required for the execution and delivery of each of the Purchase Documents, the performance by the Purchaser of its obligations under each of the Purchase Documents, including, without limitation, the purchase of the Class 2 Term Loans and the payment of the Purchase Price, has been obtained and is in full force and effect. No authorization, approval, or other action by, notice to or filing with, any Person which has not already been taken or made is required for the execution and delivery of the Purchase Documents and the performance of all of Purchaser's obligations thereunder, including, without limitation, the purchase of the Class 2 Term Loans and the payment of the Purchase Price.
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          (c)  No Conflict.  The execution, delivery and performance by the
     Purchaser of each Purchase Document, including, without limitation, the purchase of the Class 2 Term Loans, (i) do not and will not conflict with, result in a breach of, or constitute (with or without notice, by lapse of time or both) default under, (A) any requirement of law, regulation, order, or decree of any court or governmental instrumentality or (B) any provision of any security issued by the Purchaser, any indenture, mortgage, deed of trust, contract, undertaking, document, agreement, instrument or understanding to which the Purchaser is a party, or by which it or any of its properties is bound, or to which it or any of its properties is subject, or (iii) result in, or require the creation or imposition of, any Lien whatsoever upon any of the properties or assets of Purchaser.

          (d) Enforceability. Each of the Purchase Documents constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and
     (ii) general principles of equity relating to enforceability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (e) Litigation. There is no pending or overtly threatened action, suit or proceeding against or affecting the Purchaser in any court, or before any arbitrator of any kind, or before or by any governmental body, which action, suit or proceeding pertains to the transactions contemplated by any of the Purchase Documents.

     4. Purchaser's Obligations Unconditional. The obligation of the Purchaser to purchase the Class 2 Term Loans as provided in the Purchase Documents is absolute and unconditional, irrespective of:

          (a) the validity, enforceability, avoidance or subordination of the Class 2 Term Loans or any of the Loan Documents evidencing the Class 2 Term Loans;

          (b) the absence of any attempt by, or on behalf of, the Lender to collect, or to take any other action to enforce, all or any part of the Class 2 Term Loans whether from or against the Borrower or any other Person;

          (c) the existence of a Default or an Event of Default under the Credit Agreement or the election of any remedy available under the Loan Documents or any applicable law by, or on behalf of, the Lender with respect to the Class 2 Term Loans;

          (d) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, the Lender with respect to any provision of any of the Loan Documents evidencing the Class 2 Term Loans;

          (e) the election by, or on behalf of, the Lender in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of
     Section 1111(b)(2) of the Bankruptcy Code;

          (f) any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

          (g) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims against the Borrower held by the Lender for repayment of all or any part of the Class 2 Term Loans; or

          (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Borrower or guarantor of the Class 2 Term Loans.

     5. No Waiver of Provisions. No right of Lender to receive the benefit of and enforce the terms of this Put Agreement shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any other obligor on the Obligations or by any act or failure to act by Lender or by any noncompliance by the Borrower or any such other obligor with the terms, provisions and covenants of the Credit Agreement or any of the other Loan Documents, regardless of any knowledge thereof which Lender may have or be otherwise charged with.

     6. Authorization. The Lender is hereby authorized, without notice or demand and without affecting the obligations of the Purchaser hereunder, from time to time, (a) to renew, extend, accelerate or otherwise

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change the time for payment of, or other terms relating to, all or any part of the Class 2 Term Loans, or to otherwise modify, amend or change the terms of any of the Loan Documents; (b) to accept partial payments on all or any part of the Class 2 Term Loans; (c) to take and hold security or collateral for the payment of all or any part of the Class 2 Term Loans, (d) to exchange, enforce, waive and release any such security or collateral; (e) to apply such security or collateral and direct the

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order or manner of sale thereof as in its discretion it may determine; (f) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Obligations. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of the Purchaser hereunder.

     7. Financial Information. The Purchaser hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and any and all other endorsers and/or other guarantors of all or any part of the Class 2 Term Loans, and of all other circumstances bearing upon the risk of nonpayment of the Class 2 Term Loans, or any part thereof, that diligent inquiry would reveal, and the Purchaser hereby agrees that the Lender shall have no duty to advise the Purchaser of information known to it regarding such condition or any circumstances. In the event the Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Purchaser, the Lender shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which the Lender, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to the Purchaser.

     8. Successors and Assigns. This Put Agreement shall be binding upon the Purchaser and upon the successors and permitted assigns of the Purchaser and shall inure to the benefit of the Lender and its successors and permitted assigns; all references herein to the Borrower and to the Purchaser shall be deemed to include their respective successors and permitted assigns.

     9. GOVERNING LAW. THIS PUT AGREEMENT SHALL BE CONSTRUED AND ENFORCED AND THE RIGHTS AND DUTIES OF THE PARTIES SHALL BE GOVERNED IN ALL RESPECTS IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

     10.  CERTAIN CONSENTS AND WAIVERS.

     (A) PERSONAL JURISDICTION. (I) EACH OF THE LENDER AND THE PURCHASER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS PUT AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE LENDER AND THE PURCHASER AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE PURCHASER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

     (II) THE PURCHASER AGREES THAT THE LENDER SHALL HAVE THE RIGHT TO PROCEED AGAINST SUCH PERSON OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE LENDER. THE PURCHASER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

     (B) SERVICE OF PROCESS. THE PURCHASER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE GUARANTOR'S NOTICE ADDRESS SPECIFIED PURSUANT TO SECTION 11, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH

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MAILING. THE PURCHASER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT
LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS PUT AGREEMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE

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RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE
RIGHT OF THE LENDER TO BRING PROCEEDINGS AGAINST THE PURCHASER IN THE COURTS OF ANOTHER JURISDICTION.

     (C) WAIVER OF JURY TRIAL. EACH OF THE LENDER AND THE PURCHASER WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN THE LENDER OR THE PURCHASER ARISING OUT OF OR RELATED TO THIS PUT AGREEMENT. ANY SUCH PERSON MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS PUT AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     11. Notices. All notices to Lender or the Purchaser permitted or required under this Put Agreement to be given shall be in writing and may be personally served, telecopied or sent by recognized commercial overnight courier service or United States mail and shall be deemed to have been given when delivered in person, upon receipt of a telecopy or five (5) days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed) and one (1) Business Day after delivery to such courier service with charges prepaid and properly addressed. For the purposes hereof, the telecopy numbers and addresses of the parties hereto (until notice of a change thereof is delivered as provided in this paragraph 11) shall be as set forth below such party's name on the signature pages hereof, or, as to each party, at such other number or address as may be designated by such party in a written notice to the other party.

     12. Severability. Wherever possible, each provision of this Put Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Put Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Put Agreement.

     13. Execution in Counterparts. This Put Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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     IN WITNESS WHEREOF, the parties hereto have executed this Put Agreement as of the date first written above.

                                          WATSON PHARMACEUTICALS, INC.

                                          By
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                                            Title:

                                          Address:

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                                          SOCIETE GENERALE

                                          By
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                                            Title:

                                          Address:

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